                                                                                       Bank of America (logo)
                                                                                             Bank of America
                                                                                              100 North Tryon Street
                                                                                               Charlotte, NC 28255
                                                                                               Tel 704.386.5000

Bank of America Corporation	Filed Pursuant to Rule 424 (b)(2)
Registration No. 333-83503
Pricing Supplement No. 276 Dated August 31, 2001 (To Prospectus dated August 5, 1999 and Prospectus Supplement dated June 5, 2001)
Senior Medium-Term Notes, Series I
Principal Amount:		$45,000,000.00
Issue Price:	100.000%	$45,000,000.00
Commission or Discount:	0.000%	$ 0.00
Proceeds to Corporation:	100.000%	$45,000,000.00

Agent:	Banc of America Securities LLC
Original Issue Date:	September 6, 2001
Stated Maturity Date:	September 6, 2007
Cusip #:	06050MBL0
Form:	Book-entry only.
Interest Rate:	Floating
Daycount Convention:	Actual/360
Base rate:	LIBOR Telerate Page 3750
Index maturity:	90 days
Spread:	+ 31.0 bps
Initial Interest Rate:	3.77625
Interest Reset Period:	Quarterly, commencing on December 6, 2001
Interest Reset Dates:	March 6th, June 6th, September 6th and December 6th, commencing on December 6, 2001
Interest Determination Date:	Two London banking days preceding the Interest Reset Date
Interest payment Dates:	March 6th, June 6th, September 6th and December 6th, commencing on December 6, 2001

May the Notes be redeemed by the Corporation prior to maturity?	No.
May the Notes be repaid prior to maturity at the option of the Holder?	No.
Discount Note?	No.